To subscribe for shares of Common Stock in the private offering of

Saleen Automotive, Inc.

1.	Complete and sign the Signature Page included at the end of the Subscription Agreement as either an individual or an entity, as applicable, and fill in the number of shares of Common Stock being subscribed for and the aggregate purchase price for such shares on the bottom of the Signature Page included at the end of the Subscription Agreement.

2.	Fax an executed copy of your completed and signed Signature Page to the Subscription Agreement to Mr. Robert Miranda, the Company’s Chief Financial Officer, at (949) 630-0633.

3.	Mail the original executed copy of your completed and signed Subscription Agreement, along with a certified or cashier’s check (if you are paying the purchase price by check) endorsed in the name of “Saleen Automotive, Inc.” to:

Saleen Automotive, Inc.

2735 Wardlow Road

Corona, California 92882

Attention: Mr. Robert Miranda

4.	If you are paying the purchase price by wire transfer, please transmit to the Company per the instructions below, immediately available funds in the amount of the purchase price (net of wire transfer fees) for the aggregate number of shares of Common Stock for which you have subscribed, as set forth on the Signature Page to the Subscription Agreement:

Bank name: Chase Bank
Bank Address:  3152 W. Balboa, Newport Beach, CA 92663

Routing #:        322271627
Account #:          233281606

Beneficiary: Saleen Automotive, Inc.

5.	Upon the Company’s acceptance of your subscription, which subscription may be accepted in whole or in part at the Company’s sole discretion, you will receive, promptly thereafter, a countersigned copy of your original completed and signed Subscription Agreement, along with a stock certificate representing the shares of Common Stock purchased by that portion of your subscription accepted by the Company. In the event that the Company rejects any portion of your subscription, the Company will return to you promptly after such rejection, without interest, the rejected portion of your subscription, provided that the Company has actually received such funds.

Please feel free to contact Mr. Robert Miranda at (949) 630-0630 should you have questions regarding the foregoing.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of __________ __, 2013, between Saleen Automotive, Inc., a Nevada corporation (the “Company”), and the investor identified on the signature page to this Agreement (the “Investor”).

RECITALS

A.              Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company proposes to issue and sell up to 4,000,000 shares of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”), at a purchase price per share equal to $0.15 (the “Offering Price”), pursuant to an offering (the “Offering”) to one or more potential investors, including the Investor.

B.              The Company desires to sell to the Investor, and the Investor desires to buy from the Company, in the Offering the number of shares of Common Stock (the “Shares”) set forth on the signature page of this Agreement upon the terms and conditions and subject to the provisions hereinafter set forth.

Agreement

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Investor subscribes for and agrees to purchase and acquire from the Company, and the Company agrees to sell and issue to the Investor, the Shares in the manner set forth in Section 2 hereof, at the Offering Price and for the aggregate consideration set forth on the signature page of this Agreement (the “Purchase Price”).

2.               Terms of Purchase and Sale of Shares. The closing of the transactions contemplated hereby (the “Closing”) shall take place at such time and on such date as is determined by the Company as soon as practicable following satisfaction of the closing conditions set forth in Section 6. Contemporaneously with the execution and delivery of this Agreement, the Investor shall deliver to the Company, in addition to an executed signature page to this Agreement, the Purchase Price by (a) certified or cashier’s check or (b) wire transfer of immediately available funds per the following instructions:

Bank name: Chase Bank
Bank Address:  3152 W. Balboa, Newport Beach, CA 92663

Routing #:        322271627
Account #:          233281606

Beneficiary: Saleen Automotive, Inc.

The Purchase Price will be held and released to the Company at the Closing against delivery to the Investor, promptly after the closing, of a stock certificate representing the Shares. Notwithstanding that the offer and sale of the Shares pursuant to this Agreement is part of the larger Offering, the obligations of the Company and the Investor hereunder are independent of, and not subject to the terms and conditions of, any other agreement between the Company and any other investor in the Offering, and the Closing may occur separate and apart from, and irrespective of, the closing, if any, of any other purchase and sale of shares of Common Stock in the Offering.

3.               Representations and Warranties of the Company. In order to induce the Investor to enter into this Agreement and consummate the transactions contemplated hereby, the Company represents and warrants to the Investor as follows:

3.1  Incorporation. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise) or prospects of the Company (a “Material Adverse Effect”). The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to carry on its business as now conducted.

3.2  Valid Issuance of the Shares. The Shares being purchased by the Investor hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase the Company’s capital stock exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement.

3.3  Enforceability. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all requisite corporate action. This Agreement, upon its execution by the Investor and the Company, shall constitute the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.4  No Violations. The execution, delivery, and performance of this Agreement by the Company do not and will not violate or conflict with any provision of the certificate of incorporation as amended and in effect on the date hereof (the “Certificate of Incorporation”) and bylaws as amended and in effect on the date hereof (the “Bylaws”) of the Company, and do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under (except such consents as have been obtained as of the date hereof), or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material instrument or agreement to which the Company is a party or by which the Company or its properties are bound, except such consents as have been obtained as of the date hereof. The Company is not otherwise in violation of its Certificate of Incorporation, Bylaws or other organizational documents, nor is the Company, to its knowledge, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect. The Company is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably expected to have a Material Adverse Effect.

3.5  SEC Documents. The Company has made available to Investor true and complete copies of all reports or registration statements the Company has filed with the Securities Exchange Commission (“SEC”) under the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), for all periods subsequent to March 31, 2013, all in the form so filed (collectively the “SEC Documents”). To the Company’s knowledge, the Company has filed all documents that the Company was required to file under the Exchange Act during the 3 months preceding the date of this Agreement. To the Company’s knowledge, as of their respective filing dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Documents filed under the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. To the Company’s knowledge, none of the SEC Documents filed under the Securities Act contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time such SEC Documents became effective under the Securities Act.

3.6  Financial Statements. To the Company’s knowledge, the Company’s financial statements, including the notes thereto, included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (except as may be indicated in the notes thereto) and present fairly the Company’s consolidated financial position at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). The Company has implemented and maintains a system of internal controls meeting the requirements of the SEC and the Sarbanes-Oxley Act of 2002 as applicable to the Company on the date hereof.

4.               Representations and Warranties of the Investor. In order to induce the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Investor represents and warrants to the Company as follows:

4.1  Authority. If a corporation, partnership, limited partnership, limited liability company, or other form of entity, the Investor is duly organized or formed, as the case may be, validly existing, and in good standing under the laws of its jurisdiction of organization or formation, as the case may be. The Investor has all requisite individual or entity right, power, and authority to execute, deliver, and perform this Agreement.

4.2  Enforceability. The execution, delivery, and performance by the Investor of this Agreement have been duly authorized by all requisite partnership or corporate action, as the case may be. This Agreement has been duly executed and delivered by the Investor, and, upon its execution by the Company, shall constitute the legal, valid, and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3  No Violations. The execution, delivery, and performance by the Investor of this Agreement do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the certificate of incorporation or bylaws, partnership agreement, operating agreement, trust agreement, or similar organizational or governing document of the Investor, as applicable.

4.4  Knowledge of Investment and its Risks. The Investor has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor’s investment in the Shares. The Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company’s business or operations will be successful. The Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, the Investor could lose the Investor’s entire investment in the Company.

4.5  Investment Intent. The Shares are being acquired for investment for the Investor’s own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Shares, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares within the meaning of and in violation of the Securities Act. Further, the Investor does not have any contracts, understandings, agreements, or arrangements, directly or indirectly, with any person and/or entity to distribute, sell, transfer, or grant participations to such person and/or entity with respect to, any of the Shares. The Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.6  Investor Status. The Investor is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act.

4.7  No Registration. The Investor understands that the Investor may be required to bear the economic risk of the Investor’s investment in the Company for an indefinite period of time. The Investor further understands that (i) neither the offering nor the sale of the Shares has been registered under the Securities Act or any applicable state securities laws (“State Acts”) in reliance upon exemptions from the registration requirements of such laws, (ii) the Shares must be held by him, her or it indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available, (iii) except as set forth in Section 7 below, the Company is under no obligation to register any of the Shares on the Investor’s behalf or to assist the Investor in complying with any exemption from registration, and (iv) the Company will rely upon the representations and warranties made by the Investor in this Agreement in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

4.8  Transfer Restrictions. The Investor will not transfer any of the Shares unless such transfer is registered or exempt from registration under the Securities Act and applicable State Acts, and, if requested by the Company in the case of an exempt transaction, the Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt. The Investor understands and agrees that (i) the Company shall have no obligation to honor transfers of any of the Shares in violation of such transfer restrictions, (ii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers and (iii) the certificate and other documents evidencing the Shares will bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.               Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any other purchaser of shares of Common Stock, and the Investor shall not be responsible in any way for the performance of the obligations of any other purchaser of shares of Common Stock under any other agreement executed in connection with the Offering. The decision of the Investor to purchase Shares pursuant to this Agreement has been made by the Investor independently of any other purchaser of shares of Common Stock in the Offering. Nothing contained herein or in any other agreement executed in connection with the Offering, and no action taken by any purchaser of shares of Common Stock pursuant thereto, shall be deemed to constitute such purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the purchasers of shares of Common Stock in the Offering are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any other agreement executed in connection with the Offering. The Investor acknowledges that no other purchaser of shares of Common Stock in the Offering has acted as agent for the Investor in connection with making its investment hereunder and that no other purchaser of shares of Common Stock in the Offering will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other purchaser of shares of Common Stock to be joined as an additional party in any proceeding for such purpose.

6.               Conditions Precedent.

6.1  Conditions to the Obligation of the Investor to Consummate the Closing. The obligation of the Investor to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

(a)             The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b)            The Company shall have performed all obligations and conditions required to be performed or observed by the Company under this Agreement on or prior to the Closing Date.

6.2  Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell to the Investor the Shares to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

(a)             The representations and warranties of the Investor contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b)            The Investor shall have performed all obligations and conditions required to be performed or observed by the Investor under this Agreement on or prior to the Closing Date.

(c) The Company shall have accepted the subscription hereunder, in whole or in part, as determined by the Company in its sole discretion.

7.               Piggyback Registration.

7.1.1       Right to Include Shares. In connection with the proposed Registration Statement on Form S-1 that the Company intends to file with respect to the Debt Financing (as defined below) and the shares of Common Stock convertible thereunder (the “Proposed Registration”), pursuant to which the Company intends to register the resale of its Common Stock under the Securities Act for the account of the investors in the Debt Financing (the “Debt Investors”) and certain other holders (together with the Debt Investors, the “Original Investors”), the Company shall promptly give written notice of such Proposed Registration to all of the Investors (which notice shall be given in no event less than three (3) days prior to the expected filing date of the Proposed Registration) and shall offer such Investors the right to request inclusion of any of such Investor’s Shares in the Proposed Registration, subject to the provisions of this Section 7. The rights to piggyback registration hereunder may only be exercised in connection with the Proposed Registration and no other registration statements proposed to be filed by the Company. For purposes of this Agreement, the “Debt Financing” means the financing consummated on June 26, 2013 pursuant to that certain Securities Purchase Agreement by and among the Company and the lenders set forth therein, whereby the lenders purchased from the Company 3.0% Senior Secured Convertible Notes having an aggregate principal amount of $3,000,000.00.

7.1.2       Piggyback Procedure. Each Investor shall have one (1) day from the date of delivery of the Company’s notice referred to in Section 7.1.1 above to deliver to the Company a written request specifying the number of Shares such Investor intends to sell and such Investor’s intended method of disposition (which in all events will be required to conform to the intended methods of disposition set forth by the Original Investors). Any Investor shall have the right to withdraw such Investor’s request for inclusion of such Investor’s Shares in any Proposed Registration pursuant to this Section 7 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within less than one full business day prior to the date the Proposed Registration is scheduled to become effective. Subject to Section 7.1.3 below, the Company shall use its reasonable efforts to include in such Proposed Registration as many Shares requested to be included therein as practicable; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered.

7.1.3       Priority for Piggyback Registration. The Company will be obligated to include in such Proposed Registration, as to each Investor, only a portion of the Shares such Investor has requested to be registered equal to a fraction, the numerator of which is the total number of shares of Common Stock held by the Original Investors, on an as converted to Common Stock basis, that the Company proposes to include in the Proposed Registration, and the denominator of which is the total number of shares of Common Stock held by all Original Investors, on as converted to Common Stock basis. The securities to be included in a Proposed Registration initiated by the Company shall be allocated: first, to the Original Investors; and second, pari passu to the Investors. Notwithstanding any other provision of this Section 7, if the Company determines and advises the Investors in writing that the inclusion of all Shares proposed to be included by the Investors in the Proposed Registration would materially and adversely interfere with the potential effectiveness of the Proposed Registration, whether as a result of the interpretation of Rule 415 promulgated under the Securities Act, or otherwise, then the Investors shall not be permitted to include any Shares in excess of the amount, if any, of Shares which the Company shall reasonably and in good faith agree in writing to include in such offering.

8.               Further Assurances. The parties hereto will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to perfect the purchase by the Investor of the Shares.

9.               Entire Agreement; No Oral Modification. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto and may not be amended or modified except in a writing signed by both of the parties hereto.

10.            Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11.            Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile or digital image format), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

12.            Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and the State of California (without giving effect to conflicts of laws principles), both substantive and remedial.

13.            Prevailing Parties. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys’ fees in addition to any other remedy.

14.            Notices. All communication hereunder shall be in writing and, if sent to the Investor shall be mailed, delivered, telegraphed or sent by facsimile or electronic mail, and confirmed to the Investor at the address set forth on the signature page of this Agreement, or if sent to the Company, shall be mailed, delivered, telegraphed or sent by facsimile or electronic mail and confirmed to the Company at Saleen Automotive, Inc., 2735 Wardlow Road, Corona, California 92882, Attention: Robert Miranda, Chief Financial Officer, facsimile number (949) 630-0633.

15.            Headings. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first above written.

COMPANY:

SALEEN AUTOMOTIVE, INC.,
a Nevada corporation

By:
Name:
Title:

INVESTOR SIGNATURE PAGE TO

SALEEN AUTOMOTIVE, INC.

SUBSCRIPTION AGREEMENT

If an individual:
(Signature)

(Type or print name as it should appear on certificate)
Social Security Number: Address: Telephone: ( ) Facsimile: ( ) E-mail: If a corporation, partnership, LLC, trust or other entity:

(Type or print name as it should appear on certificate)
Signature: Name: (Type or print name) Title: Tax Identification Number: Address: Telephone: ( ) Facsimile: ( ) E-mail:

X $0.15 =
Number of Shares Offering Price Purchase Price